As filed with the Securities and Exchange Commission on November 29, 2005

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. _____)

Check the appropriate box:

[   ]

Preliminary proxy statement

[   ]

Confidential, for use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

[ X ]

Definitive proxy statement

        VENTURE LENDING & LEASING III, INC.

(Name of Registrant as Specified In Its Charter)

Payment of filing fee (check the appropriate box):

[X]

No fee required.

[   ]

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

[  ]

Fee paid previously with preliminary materials.

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

______________________________________________________

(2)

Form, Schedule or Registration Statement No.:

______________________________________________________

(3)

Filing Party:

______________________________________________________

(4)

Date Filed:

______________________________________________________

VENTURE LENDING & LEASING III, INC.

2010 North First Street, Suite 310

San Jose, California 95131
(408) 436-8577

November 29, 2005

To Our Shareholder:

We have called a special shareholder meeting for Tuesday, December 20, 2005, to commence at 9:00 a.m., in our offices.  At the special meeting we will seek the approval of our shareholder to dissolve Venture Lending & Leasing III, Inc. (“Venture Inc.”) and to terminate our status as a business development company under the Investment Company Act of 1940.

Venture Inc. was organized in 2000, raised $155.0 million in capital from its shareholder, borrowed $90 million from its lenders, had total assets that peaked at over $228.5 million, and, through this date, has distributed over $115.4 million to its shareholder. At September 30, 2005, Venture Inc. retains approximately $59.8 million in total assets.  Subsequent to September 30, 2005, Venture Inc. declared a distribution in the amount of $7.7 million which is to be distributed to its shareholder in November 2005.  As we continue the wind-down phase of Venture Inc., there is a risk that, in the future, we will fail to meet the diversification requirements imposed upon us to qualify for favorable tax treatment as a “regulated investment company” under the Internal Revenue Code.  Pursuant to the Plan of Liquidation we are submitting to you for your approval, Venture Inc. will distribute its remaining assets to our sole shareholder, Venture Lending & Leasing III, LLC, a Delaware limited liability company (“Venture LLC”).  Venture LLC will oversee the collection and liquidation of the remaining assets of Venture Inc. and distribute the net proceeds to the members of Venture LLC.  Withdrawing Venture Inc.’s status as a business development company under the 1940 Act will enable us to reduce our accounting and compliance expenses without adversely affecting the conduct of our business during this wind-down phase.

Venture LLC will continue to be managed by VLLI Capital, LLC (“VLLI Capital”), the managing member of Venture LLC.  VLLI Capital is owned and managed by Westech Investment Advisors, Inc. (“Westech”) and Sigular Guff Advisers, L.L.C. (“Sigular Guff”), the current managers of Venture Inc.’s portfolio of investments.  We are proposing no change in the duties or compensation of the investment managers; they will oversee the wind-down of the portfolio of assets of Venture LLC and will receive the same compensation with respect to the assets of Venture Inc. that they are now receiving from Venture Inc.

We encourage you to carefully review the enclosed proxy statement, as it sets forth the details of the two proposals and the tax consequences thereof to our shareholder.

You do not need to attend the meeting to participate.  Whether you plan to attend the meeting or not, we urge you to sign, date, and return the enclosed proxy by fax or by mail in order that as many shares as possible may be represented at the meeting.  The vote of our shareholder is important and your cooperation in promptly returning your executed proxy would be appreciated.  The proxy is revocable and will not affect your right to vote in person.  Therefore, even if you execute a proxy, you may still attend the shareholder meeting and vote your shares in person.

Very truly yours,

/S/ Ronald W. Swenson

Ronald W. Swenson

Chairman of the Board and

Chief Executive Officer

VENTURE LENDING & LEASING III, INC.

NOTICE OF SPECIAL SHAREHOLDER MEETING

TO BE HELD ON DECEMBER 20, 2005

TO THE SHAREHOLDER OF VENTURE LENDING & LEASING III, INC.:

A special meeting of the shareholder of Venture Lending & Leasing III, Inc. (“Venture Inc.”) will be held at 9:00 A.M., Pacific time, on Tuesday, December 20, 2005, at the offices of Westech Investment Advisors, Inc. (“Westech”), 2010 North First Street, Suite 310, San Jose, California 95131, to consider and vote on the following matters:

(1)   Approval of the Plan of Liquidation included in this proxy statement as Appendix A (the “Plan of Liquidation”), pursuant to which Venture Inc. will distribute all of its assets to its sole shareholder, Venture Lending & Leasing III, LLC (“Venture LLC”) and dissolve (the “Liquidation Proposal” or the “Liquidation”); and

(2)  Approval of the termination of the status of Venture Inc. as a business development company (“BDC”) under the Investment Company Act of 1940 (the “BDC Termination Proposal”), to occur immediately following Venture Inc.’s distribution of its assets to Venture LLC.

You should carefully consider the risk factors relating to the Liquidation Proposal and our business, which are described under “Risk Factors” in the enclosed proxy statement.

A shareholder that owned Venture Inc. shares on the close of business on October 31, 2005 is entitled to vote at the meeting.  The Shareholder may attend and vote at the meeting in person, or may complete, date and sign the enclosed proxy and return it to us by fax or mail.  A shareholder that executes a proxy card may nevertheless attend the meeting and vote in person.

By order of the Board of Directors

/S/  Ronald W. Swenson

Ronald W. Swenson

Chairman of the Board

November 29, 2005

VENTURE LENDING & LEASING III, INC.

2010 North First Street, Suite 310

San Jose, California  95131

PROXY STATEMENT

SPECIAL SHAREHOLDER MEETING

December 20, 2005

Your vote at this special meeting is important to us.  Please vote your shares of Common Stock by completing the enclosed proxy and returning it to us. The enclosed proxy is solicited by Venture Inc.’s Board of Directors.  This proxy statement will be first mailed to our shareholder on November 30, 2005.

CONTENTS

Summary of Proposals

General Information About Meeting and Venture Inc.

Venture Inc.’s Business

Background of the Proposals

Risk Factors

The Liquidation Proposal

The BDC Termination Proposal

Effect of The Proposals on the Management of Venture Inc.’s Loan and Securities Portfolio

Security Ownership of Certain Beneficial Owners and Management

Submission of Shareholder Proposals

Incorporation of Certain Documents by Reference

Further Information

Plan of Liquidation

SUMMARY OF PROPOSALS

The following is a summary of the two proposals to be presented to the shareholder of Venture Inc. at the special meeting and is qualified by reference to the more detailed discussion of the proposals appearing elsewhere in this proxy statement.

Proposal 1 – The Liquidation Proposal

The Liquidation Proposal

Under the Liquidation Proposal, Venture Inc. would distribute all of its remaining assets to its sole shareholder, Venture LLC, and dissolve.  The Liquidation Proposal will be implemented pursuant to the Plan of Liquidation (the “Plan of Liquidation”) attached as Appendix A to this proxy statement.  See “The Liquidation Proposal.”

Reason for the Liquidation Proposal

As Venture Inc. winds down its business, it runs the risk of no longer qualifying for favorable tax treatment as a “regulated investment company (“RIC”) under the Internal Revenue Code. RICs must meet certain diversification requirements with respect to their assets.  Because of the diminishing size of Venture Inc.’s portfolio, it runs the risk of not meeting these diversification requirements.  By distributing the remaining assets of Venture Inc. to Venture LLC, the income from Venture Inc.’s assets should continue to be subject to only one level of income taxation.  See “The Liquidation Proposal – Certain Tax Aspects of the Liquidation Proposal.”

Liquidation Proceeds

Venture Inc. would distribute all of its remaining assets to Venture LLC.  The members of Venture LLC would continue to own proportionate interests in an entity (Venture LLC) owning the investment portfolio formerly held by Venture Inc.  See “the Liquidation Proposal.”

Effect of Liquidation Proposal

If the Liquidation Proposal is approved:

•

The assets of Venture LLC would include those distributed to it by Venture Inc.

•

Under an existing Management Agreement, Westech and Sigular Guff serve as the investment managers and administrators (collectively, the “Managers”) of Venture Inc.  Through an affiliate, VLLI Capital, LLC (“VLLI Capital”), the Managers perform similar functions for Venture LLC.  No change in the duties or compensation of the Managers is contemplated by the Liquidation Proposal.

•

Venture LLC currently has an advisory board, consisting of Scott C. Malpass, Louis W. Moelchert, Roger V. Smith, and Arthur Spinner, each of whom currently serves as an independent director of Venture Inc.

•

The outstanding shares of membership interest (“LLC Shares”) of Venture LLC, as is the case with the outstanding shares of common stock of Venture Inc., are not traded on any securities market.

•

The assets of Venture Inc. distributed to Venture LLC pursuant to the Liquidation Proposal would be held and liquidated by Venture LLC in an orderly fashion, as they would be if still held by Venture Inc. absent the Liquidation Proposal.

For further detail on the Liquidation Proposal, please see “The Liquidation Proposal.”

Risk Factors

The Liquidation Proposal carries certain risks, including, among others, the potential for taxable income without cash distributions.  Venture LLC would also continue to be subject to Venture Inc.’s business risks.  See “The Liquidation Proposal – Risk Factors.”

Rights of Members of Venture LLC

Venture LLC is the sole shareholder of Venture Inc.  Venture LLC is a Delaware limited liability company organized in May of 2000.  The rights of the members of Venture LLC are governed by its Operating Agreement.  Unlike Venture Inc., Venture LLC does not hold annual meetings of members and its managing member, VLLI Capital, does not stand for annual election by the members of Venture LLC.  VLLI Capital, as managing member of Venture LLC, may only be removed by the members of Venture LLC by vote or consent of the members holding at least two-thirds of the outstanding LLC Shares, and then only for “cause,” defined as (i) the conviction of a felony, or (ii) willful gross misconduct or willful gross neglect of duties which, in either case, has resulted in material economic harm to Venture LLC unless the managing member, in good faith, believed that its actions were in the best interests of Venture LLC.  For a comparison of the two entities – Venture Inc. and Venture LLC – see “The Liquidation Proposal—Comparison of Venture Inc. and Venture LLC.”

Tax Consequences

The sole shareholder of Venture Inc., Venture LLC, will have a taxable income or loss measured by the difference between its adjusted basis in the Inc. Shares and the fair market value of the assets (less liabilities, if any) distributed to Venture LLC.  In connection with the liquidation, the members of Venture LLC, pass through entity, will realize a portion of Venture LLC’s net income or net loss on the Liquidation, in proportion to their ownership of LLC Shares.  See “The Liquidation Proposal – Certain Tax Aspects of The Liquidation Proposal.”

Vote Required

Approval of the Liquidation Proposal requires the approval of the holders of at least two-thirds of the outstanding shares of Venture Inc. Common Stock (the “Inc. Shares”).

The Operating Agreement of Venture LLC grants the members pass-through voting rights, meaning that Venture LLC, as the sole shareholder of Venture Inc., may take no action as shareholder of Venture Inc. without first securing the approval of the members of Venture LLC, with the same vote required of the members as is required of the shareholder of Venture Inc.  Accordingly, approval of the Liquidation Proposal requires the prior approval of the holders of at least two-thirds of the outstanding LLC Shares of Venture LLC.

Appraisal Rights	You do not have “appraisal rights” as a shareholder of Venture Inc. or as a member of Venture LLC.
Recommendation	Our Board of Directors has unanimously approved and recommends that you vote “FOR” the Liquidation Proposal. See “The Liquidation Proposal – Recommendation of Venture Inc.’s Board of Directors.”

Proposal 2 – The BDC Termination Proposal

The BDC Termination Proposal

If the BDC Termination Proposal is approved, immediately after Venture Inc. distributes its remaining assets to Venture LLC, Venture Inc. will terminate its status as a business development company under the 1940 Act.  See “The BDC Termination Proposal.”

Reason for the BDC Termination Proposal

Given Venture Inc.’s rapidly declining size and limited life cycle, we believe the benefits realized by the presence of disinterested directors, filing periodic reports with the SEC, and complying with the requirements of operating as both a BDC and a reporting company under the Securities and Exchange Act of 1934 are outweighed by the costs.  By not conducting business as a BDC, Venture LLC will realize cost savings by eliminating the expenses associated with being an SEC reporting company and reducing the fees and expenses it pays for independent directors over the remaining life of Venture LLC, which savings can be passed on to the members of Venture LLC in the form of greater cash distributions.  Additionally, as a BDC, Venture Inc. is required to file periodic reports with the SEC that include audited financial statements.  Although Venture LLC’s Operating Agreement currently requires Venture LLC to provide annual audited financial statements to its members, the managing member of Venture LLC anticipates that it will seek an amendment to Venture LLC’s Operating Agreement to eliminate this requirement for annual audited financial statements as Venture LLC further winds down its business.  This will result in further cost savings that can be passed on to Venture LLC’s members.

Furthermore, as a BDC, Venture Inc. could qualify for favorable tax treatment as a “regulated investment company” under the Internal Revenue Code.  As Venture Inc. winds down its business, it is likely to fail to qualify for this favorable tax treatment.  By distributing Venture Inc.’s remaining assets to Venture LLC, the income from Venture Inc.’s assets should continue to be subject to only one level of taxation, making maintenance of Venture Inc.’s BDC status for tax purposes unnecessary.  See “The BDC Termination Proposal.”

Risk Factors

By not operating as a BDC, Venture LLC will not be supervised by a board of directors the majority of whom are disinterested, and will not be subject to restrictions on the type of investments it can make and other regulatory protections.  Furthermore, Venture LLC does not and will not file periodic reports with the SEC. See “Risk Factors.”

Vote Required

Approval of the BDC Termination Proposal requires the approval of the holders of a majority of the outstanding Inc. Shares.

The Operating Agreement of Venture LLC grants the members pass-through voting rights, meaning that Venture LLC, as the sole shareholder of Venture Inc., may take no action as shareholder of Venture Inc. without first securing the approval of the members of Venture LLC, with the same vote required of the members as is required of the shareholder of Venture Inc. Accordingly, approval of the BDC Termination Proposal requires the prior approval of the holders of a majority-in-interest of the outstanding LLC Shares of Venture LLC.

Recommendation	Our Board of Directors has unanimously approved and recommends that you vote “FOR” the BDC Termination Proposal.

GENERAL INFORMATION ABOUT MEETING AND VENTURE INC.

Meeting Date; Time; and Location	Tuesday, December 20, 2005, 9:00 A.M., at the offices of Westech, located at 2010 North First Street, Suite 310, San Jose, California 95131
Quorum	Holder of a majority of the issued and outstanding Inc. Shares, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting.
Record Date; Shares Entitled to Vote

October 31, 2005. Only shareholders of Venture Inc. as of the close of business on the Record Date will be entitled to vote at the meeting. We had 100,000 Inc. Shares outstanding and entitled to vote as of the close of business on the record date. Each of those Inc. Shares is entitled to one vote on each matter to come before the meeting.  Each fractional Share is entitled to an identical fractional vote on each matter to come before the meeting.  The enclosed proxy card shows the number of Inc. Shares you can vote.

Voting Procedure

After you read and consider the information in this proxy statement, mark your proxy with respect to each matter, and then fax or mail to us your signed and dated proxy as promptly as possible. To make sure you are represented at the meeting, you should return your proxy whether or not you plan to attend.  Your failure to return a proxy will have the effect of voting AGAINST the proposals.

How Votes Will Be Counted

The Liquidation Proposal requires the approval of the holders of at least two-thirds of the outstanding shares of Venture Inc., and the BDC Termination Proposal requires the approval of the holders of a majority of the outstanding shares.  Therefore, abstentions will have the effect of a vote AGAINST the proposals.  If a shareholder or nominee returns a proxy but does not vote (for, against, or abstain) on a proposal, then the management proxies will vote the shares represented by the proxy FOR the proposal.

The Proposals as One Integrated Plan	Neither of the two proposals will be implemented unless both are approved by our shareholder.
Proxy Solicitation

Proxy solicitations will be made primarily by mail, but solicitations may also be made by electronic mail, facsimile, or telephone calls or personal meetings conducted by officers and employees of Westech.  The cost of the proxy solicitation and the preparation of this proxy statement will be borne by Venture Inc.

Venture Inc.’s Manager	Venture Inc.’s investment manager is Westech Investment Advisors, Inc., a California corporation (“Westech”), whose address is 2010 North First Street, Suite 310, San Jose, California 95131.

Adviser to Manager

Siguler Guff Advisers, L.L.C., a Delaware limited liability company (“Siguler Guff”), is advisor to Westech.  Siguler Guff’s address is 825 Third Ave., 29th Floor, New York, New York 10022.  Under the existing Venture Inc. Management Agreement, Siguler Guff advises Westech with respect to Venture Inc.’s administration and shareholder relations.

In this proxy statement Westech and Siguler Guff are referred to collectively as the “Managers.”

Annual and Quarterly Reports

The shareholder may obtain copies of Venture Inc.’s 2004 annual report on Form 10-K (for the year ended December 31, 2004) and 2005 quarterly reports on Form 10-Q, without charge, by contacting Venture Inc. as specified below under “Further Information.”

Further Information

Questions concerning this proxy statement should be directed to Martin D. Eng, Chief Financial Officer and Secretary of Westech, at (408) 436-8577, extension 17, or by email to martine@westerntech.com.

Special Note About Forward-looking Statements

Except for the historical statements and discussions thereof contained in this proxy statement, statements in this proxy statement, including under the heading “Risk Factors,” constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  In addition, other written or oral statements which constitute forward-looking statements have been made and may be made in the future by Venture Inc., Venture LLC, or both.

You should not put undue reliance on forward-looking statements. We have an obligation to update and disclose any material developments related to information disclosed in this proxy statement through and including the date of the meeting.  However, we undertake no obligation to update or revise any forward-looking statements that are or may be affected by developments which our management does not deem material. When used or incorporated by reference in this proxy statement, the words “anticipate,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements.

VENTURE INC.’S BUSINESS

Venture Inc. is a non-diversified closed-end management investment company electing status as a “business development company” (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).  The investment objective of Venture Inc. is to achieve a high total return from its loans and portfolio investments.  Venture Inc. has provided asset-based financing to selected venture capital-backed companies, in the form of secured loans.  Venture Inc. generally receives warrants to acquire equity securities in connection with its portfolio investments.  Venture Inc. has followed the policy of distributing its warrants and equity securities upon or shortly after receipt to Venture LLC.

The sole shareholder of Venture Inc. is Venture LLC.  The capital of Venture Inc. has been contributed to it by Venture LLC, which in turn received capital contributions from its members pursuant to capital commitments from such members.  The members of Venture LLC initially committed $361.9 million in capital to Venture LLC.  In April 2003, this commitment was reduced to $217.1 million.  Capital contributions were made by the members of Venture LLC from time to time upon call.  The capital contributions made by the members to Venture LLC total $162.8 million.  Venture LLC’s right to make capital calls of its members expired as of May 2004.  From the capital contributions made by its members to Venture LLC, Venture LLC contributed $155.0 million in capital to Venture Inc.  The remaining $7.8 million was retained by Venture LLC for direct equity investments.

Venture Inc. has completed its investment period and is now focused on efficiently managing and liquidating its portfolio.  As of September 30, 2005 Venture Inc. had distributed $115.4 million to Venture LLC.

As of September 30, 2005, the assets of Venture Inc. totaled $59.8 million, and consisted of loans, with an estimated fair value of $55.2 million, and cash and other assets of $4.6 million.  Venture Inc.’s total liabilities at September 30, 2005 were $0.6 million, consisting in large part of accrued expenses and management fees payable.  Total shareholder’s equity of Venture Inc. at September 30, 2005 was $59.1 million. Venture Inc. repaid in full its funded indebtedness on September 26, 2005, and therefore at September 30, 2005 it had no bank debt on its balance sheet.

BACKGROUND OF THE PROPOSALS

Venture Inc. was organized as an investment vehicle with a limited life. Venture Inc.’s Articles of Incorporation provide that Venture Inc. shall cease to exist at the close of business on December 31, 2008, except for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs.

For the reasons discussed below under the heading “Recommendation of Venture Inc.’s Board of Directors,” Venture Inc.’s Board of Directors recommends that Venture Inc. dissolve, distribute its remaining assets to Venture LLC, and terminate its BDC election.

The Board of Directors of Venture Inc. has unanimously approved the Liquidation Proposal and the BDC Termination Proposal and directed that they be submitted for the consideration and approval of our shareholder.

RISK FACTORS

Pursuant to the Liquidation Proposal, the assets of Venture Inc. would be distributed to Venture LLC, which would continue the business of Venture Inc., holding and overseeing the liquidation of the remaining loan and investment portfolio of Venture Inc.  The risks attendant to the operation of these assets by Venture LLC are the same risks currently associated with the operation of the business by Venture Inc.  The risk factors set forth below focus principally on the termination of Venture Inc.’s status as a BDC under the 1940 Act and as a reporting company under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  Along with the other information included in this proxy statement, you should carefully consider the following risks and uncertainties.

Venture LLC Is Not Subject to the Independent Oversight of Venture Inc.

If the proposals described herein are approved, then Venture Inc. will end its status as a business development company under the 1940 Act and terminate the related regulatory requirements.  Unlike Venture Inc., Venture LLC is not managed under the direction of a majority of individuals who are unaffiliated with the Managers, and, therefore, this independent oversight of the management which exists for Venture Inc. will not exist for Venture LLC. Venture LLC does, however, provide to its members annual audited financial statements, by independent accountants, as required by its Operating Agreement.  Venture LLC will continue to provide such audited financial statements unless and until this requirement is eliminated by an amendment to its Operating Agreement, which the managing member of Venture LLC anticipates will be sought as Venture LLC further winds down its business.

Venture LLC Does Not File Reports With the SEC and is Not Subject to Regulation Under the Securities Exchange Act of 1934

If the proposals presented herein are approved, then Venture Inc. will revoke its election as a BDC and, immediately after, de-register as a reporting company under the Exchange Act.  Because of its limited number of members, Venture LLC has not registered as an Exchange Act Company, and therefore does not and will not  prepare and file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, or current reports on Form 8-K, or file proxy statements in connection with meetings of the members, and none of its officers or controlling persons are subject to regulation under Section 16 of the Exchange Act, governing insider reporting and recovery of short-swing profits.  Venture LLC will, however, continue to provide its members with annual audited financial statements, unaudited quarterly financial statements, and income tax information after the close of each year, as required by its Operating Agreement.  The managing member of Venture LLC anticipates that it will seek to amend Venture LLC’s Operating Agreement to eliminate the requirement that Venture LLC provide annual audited financial statements to its members as Venture LLC further winds down its business.

Under the Operating Agreement of Venture LLC VLLI Capital, the Managing Member, May Only Be Removed for Cause and Then Only By a Vote of the Holders of Two-Thirds of the Membership Interests

While the existing Management Agreement between Venture Inc. and the Managers can be cancelled on 60 days’ notice by Venture Inc.’s Board of Directors, the Operating Agreement of Venture LLC permits the termination of VLLI Capital, the managing member of Venture LLC, by vote of the members holding two-thirds of the outstanding membership interests of Venture LLC, but only for “cause,” defined to mean (i) the conviction of a felony or (ii) willful gross misconduct or willful gross neglect of its duties which, in either case, has resulted in material economic harm to Venture LLC unless VLLI Capital, in good faith, believes that its actions were in the best interest of Venture LLC.

Venture LLC Is Not Obligated to Make Any Cash Distributions With Respect to the LLC Shares

Venture LLC’s managing member has the discretion to retain future profits for anticipated expenses and for contingencies.  Venture LLC anticipates continuing its current policy of making distributions as borrowers repay their loans and it liquidates its and Venture Inc.’s other investment securities.  There can be no assurance as to the amount or timing of such income or the resulting distributions to be made by Venture LLC to its members.

The Liquidation of Venture Inc. Will Be Taxable to Venture Inc. and its Members

The sole shareholder of Venture Inc., Venture LLC, will have taxable gain or loss measured by the difference between its adjusted basis in the Inc. Shares and the fair market value of the assets (less any liabilities, if any) distributed to Venture LLC.  In connection with the liquidation, as a pass through entity, the members of Venture LLC will be required to recognize a portion of Venture LLC’s gain or loss on the Liquidation, in proportion to their ownership of LLC Shares.  It is anticipated that each member will recognize a long-term capital loss of approximately $22 per Venture LLC Share.

This is only a preliminary estimate.  Two factors could cause the amount that the members of Venture LLC will be required to recognize to vary, perhaps significantly, from this preliminary estimate.  First, the preliminary estimate reflects values as of September 30, 2005, but the amount of the member’s gain or loss will depend on the value of the assets of Venture Inc. on the date that assets of Venture Inc. are distributed to Venture LLC as part of the Liquidation.  Second, most assets held by Venture Inc. are not publicly traded and there are no market quotes available to establish the fair market value of its assets with certainty.  The Board of Directors will use the valuation methods it has customarily employed to estimate the value of Venture Inc.’s assets as of the distribution date.  The Internal Revenue Service (the “IRS”), however, will not be bound by the Board of Director’s valuation and could assert that Venture Inc.’s assets had a higher value on the distribution date than the value reported to the members of Venture LLC.  As a result, any gain or loss realized by the members could vary significantly from the estimates disclosed in this proxy statement.  See “Certain Tax Aspects of the Liquidation.”

THE LIQUIDATION PROPOSAL

Recommendation of Venture Inc.’s Board of Directors

Our Board of Directors has determined that the Liquidation Proposal is advisable and is in the best interest of our shareholder. In reaching its decision, our Board of Directors considered, among others, the following factors:

•

the fact that, as Venture Inc. winds down its business, it is likely to fail to qualify for favorable tax treatment as a “regulated investment company” under the Internal Revenue Code, meaning that, upon such failure, the income of Venture Inc. would thereafter be taxed at the corporate level, even if such income is distributed to the shareholder of Venture Inc;

•

the anticipated timing of achieving maximum value for Venture Inc.’s remaining assets during an orderly liquidation; and

•

the expenses, including, among other expenses, general administrative and ongoing expenses, related to various alternatives.

Our Board of Directors primarily considered two alternatives to the Liquidation Proposal:

•

liquidating assets while still in corporate form; and

•

transferring the assets to a liquidating trust and then selling them.

Why Did You Not Proceed With The Other Options Considered?

Were Venture Inc. to remain in corporate form and fail to qualify as a “regulated investment company” under the Internal Revenue Code, its income would be subject to double tax, first at the corporate level, based upon the taxable income of Venture Inc., and then at the shareholder level, based upon the distributions made by Venture Inc. to its shareholder from Venture Inc.’s accumulated earnings and profits.  On the other hand, a limited liability company, such as Venture LLC, is taxed as a partnership, meaning that it is not taxed at the “entity” level, but only at the “member” level, based upon the members’ share of the taxable income of the limited liability company.  A limited liability company organized in California or, as in the case of Venture LLC,  doing business in California is, however, subject to an annual California franchise tax of $800 and an annual fee, based upon its gross revenues, of up to $11,970.

A liquidating trust was deemed inadvisable because of the complexity of establishing and operating a liquidating trust and the fact that establishing a liquidating trust would entail many of the same costs as operating Venture LLC.

Our Board of Directors has carefully considered the Liquidation Proposal and has unanimously determined that it is advisable and in the best interests of our shareholder. Our Board of Directors unanimously recommends that you vote “FOR” the approval of the Liquidation Proposal.

Comparison of Operating the Business of Venture Inc. In Corporate Form Versus In Limited Liability Company Form

Venture LLC is a Delaware limited liability company.  As a result, its charter documents consist of its Articles of Organization and its Operating Agreement instead of a Certificate of Incorporation and Bylaws.  The terms of the charter documents of Venture LLC are described below, including the significant differences between the charter documents of Venture LLC and those of Venture Inc.

Term

The Certificate of Incorporation, as amended, of Venture Inc. provides that its period of existence ceases on December 31, 2008, except that it shall continue to exist for the purpose of paying, satisfying and discharging existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business.

The term of existence of Venture LLC shall continue until December 31, 2010, or such earlier time as it may be dissolved pursuant to the terms of its Operating Agreement. The managing member of Venture LLC, VLLI Capital, with the consent of the Advisory Board, may extend the life of Venture LLC on an annual basis for up to three additional one-year terms.

The loan portfolio to be acquired by Venture LLC by distribution from Venture Inc. have due dates extending to December 2008.  Additionally, Venture LLC owns assets that have dates extending well beyond 2008.  Unless earlier liquidated or sold, therefore, it is anticipated that Venture LLC will continue in business beyond December 2008.

Capital Structure

Venture Inc.’s capital structure consists of 10,000,000 authorized shares of Common Stock, $0.001 par value.  As of the record date (October 31, 2005), 100,000 Inc. Shares of Common Stock were outstanding, all held by Venture LLC.

Venture LLC’s capital structure consists of one class of LLC Shares.  Each LLC Share represents a capital contribution of $1,000.  Venture LLC, as of October 31, 2005, had 162,846 LLC Shares outstanding.

No member of Venture LLC has any continuing obligation to contribute capital to Venture LLC.  The managing member of Venture LLC, VLLI Capital, anticipates that the repayments of principal received and income generated by Venture LLC from its loan and securities portfolio will be sufficient to pay all operating expenses of Venture LLC.

Managing Member

Venture LLC has no employees.  It is managed by its managing member, VLLI Capital, LLC, a Delaware limited liability company (“VLLI Capital”).  VLLI Capital is owned by Westech and Sigular Guff.  For information on Westech and Siguler Guff, see

“Effect of The Proposals on the Management of Venture Inc.’s Loan and Securities Portfolio – The Existing Management Agreement.”  The services rendered by Westech and Siguler Guff to Venture LLC are similar to the services they now render to Venture Inc.

Advisory Board

Venture Inc. is managed under the supervision of its Board of Directors, a majority of whom are not “interested persons” of Venture Inc. or the Managers, as that term is defined in the 1940 Act.  Venture LLC does not have a board of directors, but is managed by VLLI Capital, as managing member.  Messrs. Malpass, Moelchert, Smith, and Spinner, currently disinterested directors of Venture Inc., serve on the Advisory Board to Venture LLC under the Operating Agreement of Venture LLC.  The Advisory Board has the authority to approve or disapprove certain transactions in which VLLI Capital has an actual or potential conflict of interest with Venture LLC, but generally has no other power to participate in the management of Venture LLC.  Advisory Board members currently do not receive compensation for their services other than reimbursement of expenses for attending meetings.  It is anticipated that if the Liquidation is approved, the Advisory Board members will receive an annual fee from Venture LLC of $5,000 following the Liquidation.

Voting Rights

Holders of LLC Shares of Venture LLC:

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are entitled to one vote per LLC Share on all matters submitted to a vote of the members.

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are not entitled to cumulate their votes in any election.

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are entitled to take action by written consent without a meeting.

No additional consent of Venture LLC’s members is required for the disposition of the remainder of Venture LLC’s assets.  The timing and terms of sale of the remaining assets of Venture LLC will be determined by VLLI Capital, the managing member of Venture LLC.

Venture LLC’s Operating Agreement provides that the managing member shall call a special meeting of members upon the written request of holders of not less 25% of the outstanding LLC Shares of Venture LLC.

Under Maryland law and the Articles of Incorporation of Venture Inc., the approval of the holders of at least two-thirds of the outstanding Inc. Shares is required for the transfer of all or substantially all of the assets of Venture Inc.; no approval shall be required from the members of Venture LLC for the sale of its remaining assets.  Otherwise, the voting rights of the members of Venture LLC, described above, are similar to the voting rights of the shareholder of Venture Inc.

As described under “Summary of Proposals – Vote Required” herein, the members of Venture LLC have pass-through voting rights with respect to any action required by Venture LLC, as sole shareholder of Venture Inc.  Accordingly, approval of the two proposals submitted hereby requires the prior approval or consent of the members of Venture LLC.  In the case of the Liquidation Proposal, approval or consent of the holders of at least two-thirds of the outstanding LLC Shares of Venture LLC is required, and for the BDC Termination Proposal, approval or consent of the holders of a majority-in-interest of the outstanding LLC Shares of Venture LLC is required.

Annual and Special Meetings of Members

Meetings of the members of Venture LLC may be called by the managing member (VLLI Capital), or by members holding not less than 25% of the outstanding LLC Shares.  Meetings are held at the principal place of business of Venture LLC or as otherwise determined by the managing member.

Notice of any meeting of the members is to be given no fewer than ten (10) days and no more than sixty (60) days prior to the date of the meeting.  Notices are to specify the purpose or purposes for which the meeting is called.

The members may also act without a meeting, by written consent, setting forth the action so taken, signed by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting in which all members were present and voting.  Prompt notice of the taking of any action without a meeting by less than unanimous consent is to be given in writing to those members who did not consent in writing.

For the purpose of determining the members entitled to notice of, and to vote at, a meeting of the members, or to give approvals without a meeting, the managing member of Venture LLC may set a record date which, in the case of a meeting or written approvals, shall be not less than ten (10) or more than sixty (60) days before (i) the date of the meeting (unless such requirement conflicts with any applicable law or regulation) or (ii) in the event approvals are sought without a meeting, the date by which members are requested in writing by the managing member to give such approvals.

Distributions

Distributions are made by Venture LLC to its members in the discretion of the managing member, VLLI Capital.  VLLI Capital intends to follow the current distribution policy of Venture LLC and to make distributions to the members from the cash income realized by Venture LLC from its loan and securities portfolio, after payment of the expenses of Venture LLC and the reservation of monies for future expenses and contingencies as deemed appropriate by the managing member.

Under Venture LLC’s Operating Agreement, distributions are first made to the members up to an amount equal to 8% of the members’ unreturned capital contributions, cumulated (daily) but not compounded (the “Preferred Return”).  Thereafter, distributions are made 80% to the members in proportion to their contributed capital and 20% to VLLI Capital, as managing member, until each has received distributions equal to its cumulative profit allocations.  Any remaining amounts are distributed in accordance with the capital accounts of the members and the managing member.  Through September 30, 2005, the Preferred Return payable to the members had not been satisfied.  However, under the terms of the Operating Agreement of Venture LLC, if the Preferred Return is achieved and there are profits in excess of the Preferred Return, then VLLI Capital would be entitled to its 20% interest in the distributions made by Venture LLC which are represented by such profits.

Indemnification of Managers and Managing Member

The provisions governing indemnification of the managing member and the Managers under the charter documents of Venture LLC do not materially differ from the provisions governing indemnification of the Board of Directors and the Mangers under the charter documents and existing Management Agreement of Venture Inc.

Venture LLC.  The indemnification of the managing member and the agents of Venture LLC is governed by the provisions of Delaware’s Limited Liability Company Act (the “Delaware LLC Act”) and Venture LLC’s Operating Agreement.  Pursuant to the Delaware LLC Act, no person who acts as a manager of a Delaware limited liability company (“LLC”) is personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the LLC solely by reason of being a manager of the LLC.  The Act also permits, subject to certain exceptions, the operating agreement of a LLC to provide for indemnification of its managers and members and other agents acting on behalf of the LLC.

The indemnification of the managing member, the Managers, and other agents of Venture LLC is covered by Article 9 of Venture LLC’s Operating Agreement.  Under this Article, each of the managers, officers, employees, and agents of Venture LLC (referred to as “indemnified persons”) is entitled to indemnification for all liabilities and expenses incurred in connection with any proceeding (other than a proceeding by or in the right of Venture LLC, a so-called “derivative” action) if the indemnified person acted in good faith and in a manner the indemnified person reasonably believed to be in, or not opposed to, the best interest of Venture LLC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful.  With respect to a derivative action brought on behalf of Venture LLC, an indemnified person is entitled to indemnification if the indemnified person acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interest of Venture LLC, provided that no indemnification is to be made in respect of any claim or matter as to which the indemnified person shall have been adjudged to be liable for gross negligence, recklessness, or willful misconduct in the performance of the indemnified person’s duties to Venture LLC unless the court in which the action or suit is brought determines upon application that, in view of all of the circumstances, the indemnified person is fairly and reasonably entitled to indemnity for such expenses, as the court shall deem proper.

Indemnified persons are also entitled to an advance of monies from Venture LLC to enable the indemnified person to defend any action or proceeding brought against the indemnified person arising out of its conduct for and on behalf of Venture LLC, upon the indemnified person’s written undertaking to repay amounts advanced if it is ultimately determined that such person is not entitled to indemnification under the provisions of Article 9 or otherwise.

Venture Inc.  As a Maryland corporation, Venture Inc. is governed by the Maryland General Corporation Law.  Under this Law, a corporation may indemnify any director made a party to any proceeding by reason of his or her service in that capacity, unless it is established that the act or omission of the director (i) was material to the matter giving rise to the proceeding, and (A) was committed in bad faith or (B) the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.  Under the Law, if a proceeding is a derivative proceeding, brought by or in the right of the corporation, then indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.  Maryland law incorporates the standards of director duty based upon the Model Business Corporation Act, and recognizes the business judgment rule, which is a presumption that in making a business decision the directors of a corporation act on an informed basis, in good faith, and in the honest belief that the action taken was in the best interest of the company.

Under Venture Inc.’s Articles of Incorporation, it is provided that, to the maximum extent permitted by Maryland law (but not in violation of any applicable requirement or limitation of the 1940 Act), no director or officer of Venture Inc. shall be liable to Venture Inc. or its shareholder for money damages, and Venture Inc. shall indemnify and advance expenses as provided in Venture Inc.’s bylaws, to all present and past directors, officers, employees and agents of Venture Inc.

Under Venture Inc.’s bylaws, Venture Inc.’s present and past directors, officers, employees and agents (“indemnified persons”) are entitled to indemnification by Venture Inc. to the full extent provided by applicable provisions of Maryland law (but not in violation of any applicable requirement or limitation of the 1940 Act), summarized above, and advances of expenses shall be made to such persons as permitted by the Law.  The bylaws also permit the purchase of insurance on behalf of indemnified persons.  Coverage under any such insurance may not protect any officer or director against liabilities for willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

Certain Tax Aspects of the Liquidation Proposal

The following is a summary of certain U.S. federal income tax consequences of the Liquidation Proposal.  This summary is based upon the Internal Revenue Code (the “Code”), existing and proposed Treasury Regulations, rulings of the Internal Revenue Service (the “IRS”), and judicial decisions which are in effect on date of this proxy statement.  No advance rulings have been or will be requested from the IRS regarding any matter discussed in this proxy statement, and there can be no assurance that the IRS will not challenge one or more of the legal conclusions discussed in this summary.

This summary does not discuss all of the U.S. federal income tax matters that may be relevant to Venture Inc., Venture LLC, or its members.  This summary also does not consider various tax rules or limitations applicable to persons subject to special rules under the Code, including, among others, insurance companies, financial institutions, broker-dealers, foreign shareholders, and (except as specifically indicated) tax-exempt entities.  Finally, this summary does not discuss taxation by foreign jurisdictions or state and local taxing authorities.  Accordingly, shareholders are urged to consult their own tax advisors to determine the federal, state, local and foreign income and other tax consequences of the Liquidation Proposal to them in light of their own particular tax circumstances.

Tax Consequences of the Liquidation Proposal to Venture Inc.

Upon Venture Inc.’s distribution of its assets to Venture LLC, Venture Inc. will be treated as if all of its assets had been sold for their fair market value.  Thus, Venture Inc. will have taxable gain or loss equal to the difference between the fair market value of its assets (less any liabilities, if any) and the adjusted tax basis of its assets.  As a regulated investment company (a “RIC”), Venture Inc. is entitled to a “dividends paid” deduction for dividends paid to its shareholders during the taxable year. Distributions made in complete liquidation of a RIC are generally treated as dividends that may be deducted from the RIC’s taxable income.  Because Venture Inc. will be treated for tax purposes as having distributed all of its assets in complete liquidation, Venture Inc. will have “dividend paid” deductions for the net assets it is deemed to have distributed to its shareholders.  These deductions should offset the taxable gain, if any, recognized by Venture Inc. as a result of the deemed sale of Venture Inc.’s assets.

Tax Consequences of the Liquidation Proposal to Venture LLC and its Members

Gain or Loss Recognized

The sole shareholder of Venture Inc., Venture LLC, will recognize gain or loss measured by the difference between its tax basis in the Inc. Shares and the fair market value of the assets (less any liabilities, if any) distributed to Venture LLC by Venture Inc. It is anticipated that Venture LLC will recognize a loss on the distribution by Venture Inc. of its assets to Venture LLC.  Based on the Board of Director’s preliminary estimate of the fair market value of its assets, and Venture LLC’s aggregate adjusted basis of $63 million in the Inc. Shares, Venture LLC will recognize an estimated loss of $4 million upon completion of the Liquidation.

Any gain or loss recognized by Venture LLC as a result of the liquidation of Venture Inc. will be characterized as a capital gain or loss.  Venture LLC has held its shares in Venture Inc. for at least one year, thus any gain or loss on the distribution of the assets of Venture Inc. will be long-term capital gain or loss.

This is only a preliminary estimate.  Two factors could cause the amount that the shareholders will be treated as receiving to vary, perhaps significantly, from this preliminary estimate. First, the preliminary estimate reflects values as of September 30, 2005, but the amount of the member’s gain or loss will depend on the value of the assets and liabilities of Venture Inc. on the date that assets of Venture Inc. are distributed to Venture LLC as part of the Liquidation.  Second, most assets held by Venture Inc. are not publicly traded and there are no market quotes available to establish the fair market value of its assets with certainty.  The Board of Directors will use the valuation methods it has customarily employed to estimate the value of Venture Inc.’s assets as of the distribution date.  See “Valuation of the Assets to Be Distributed By Venture Inc. to Venture LLC” below.  The IRS, however, will not be bound by the Board of Director’s valuation and could assert that Venture Inc.’s assets had a higher value on the distribution date than the value reported to the members of Venture LLC.  As a result, any gain or loss realized by the members could vary significantly from the estimates disclosed in this proxy statement.

As a partnership, Venture LLC as an entity will not be subject to federal income tax.  Each member is required to report separately on its federal income tax return its distributive share (as reported on Schedule K-1 to Form 1065) of income, gain, loss or deduction recognized by Venture LLC for the taxable year of Venture LLC ending with or within the taxable year of such member, including any gain or loss in connection with the Liquidation.  Each member will be taxed on its distributive share of Venture LLC’s gains and losses regardless of whether the member has received a distribution of cash or other assets from Venture LLC.  Although the managing member intends to make distributions sufficient for the members to pay income taxes attributable to their share of Venture LLC’s income, there is no guarantee that distributions will be sufficient for this purpose.  A member’s income tax liability with respect to its allocable share of Venture LLC’s income in a particular taxable year could exceed Venture LLC’s distributions of cash or securities to such member for the year.

Venture LLC’s Basis and Holding Period for the Venture Inc. Assets

Venture LLC will take the assets of Venture Inc. with a tax basis equal to the fair market value the assets at the time of distribution.  Venture LLC’s holding period for the assets will begin on the effective date of the Liquidation, so that any assets that Venture LLC disposes of during the first year after the Liquidation will not be eligible for long-term capital gain treatment.  This will be true even if Venture Inc. has held the assets for more than a year because Venture Inc.’s ownership will not be considered in determining Venture LLC’s holding period.

Market Discount

Because Venture LLC’s initial basis in loans acquired from Venture Inc. will be the fair market value of the loans, the basis of a loan may be less than its outstanding principal balance.  This may occur, for example, if the creditworthiness of the borrower has declined.  Any difference between the fair market value of the loan and its outstanding principal balance (if more than a de minimis amount) will be “market discount” that is treated for tax purposes as additional interest.  When principal payments are received on a loan with market discount, the accrued market discount must be taken into account as ordinary income.  Similarly, if a loan with market discount is sold or disposed of, gain (if any) is treated as ordinary income to the extent of the accrued market discount.  Thus, to the extent any of Venture Inc.’s loans have fair market values less than their outstanding principal balance, Venture LLC will have market discount with respect to the loans and will have to treat some principal repayments as ordinary income.

Bad Debt Deduction

Management believes that the loans Venture LLC acquires from Venture Inc. will be treated as investments and not assets acquired in the course of a trade or business.  Accordingly, management believes that the loans in Venture LLC’s loan portfolio will be classified as “nonbusiness debts” under Section 166 of the Code.  As a result, if Venture LLC becomes entitled to any bad debt deduction on account of worthless loans, such deduction will be a capital loss rather than an ordinary loss to noncorporate shareholders.

Members’ Allocable Share of Interest Income

If the Liquidation Proposal is approved by the shareholders, Venture LLC will directly hold assets, principally loans, that were previously held by Venture Inc.  Prior to the Liquidation, the members of Venture LLC included in their respective returns their allocable share of Venture LLC’s income, which primarily consisted of dividends from Venture Inc.  After the Liquidation, Venture LLC also will have interest income from the loans, and the members will be required to include their allocable share of the interest income in their separate returns.

Limitations on Deductions.

A member’s share of Venture LLC’s losses and expenses may not be fully deductible for federal income tax purposes because the Code contains several limitations that may apply to members of Venture LLC.  The following paragraphs discuss several of the limits that may apply to a member’s allocable share of Venture LLC’s expenses and losses.  One or more of these limitations may be applicable to a member depending upon its particular circumstances.

(i)

Trade or business status and limits on miscellaneous itemized deductions.

Because the purpose of Venture LLC is limited to managing and liquidating its investments, management believes that Venture LLC will not be engaged in a trade or business for federal income tax purposes.  Therefore, its noncapital expenses will not be deductible as business expenses, but rather will be investment expenses deductible under Section 212 of the Code.  Such expenses are “miscellaneous itemized deductions.”  In this regard, individual taxpayers may only deduct miscellaneous itemized deductions to the extent that their total miscellaneous itemized deductions exceed 2% of their adjusted gross income.  Moreover, for individuals with adjusted gross incomes above a certain threshold, miscellaneous itemized deductions are further reduced by the lesser of 80% of the otherwise allowable miscellaneous deductions or 3% of the amount by which adjusted gross income exceeds the threshold.  Finally, miscellaneous itemized deductions are not allowed for alternative minimum tax purposes.

If, however, Venture LLC were found to be engaged in a trade or business for federal income tax purposes: (1) its noncapital expenses generally would be deductible as business expenses for purposes of both the regular income tax and the alternative minimum tax; and (2) it generally would not be subject to the miscellaneous itemized deduction limitation and reduction referred to above.

(ii)

Other limits on deductions.

Other provisions of the Code limit the deduction of losses and expenses connected with investments.  For example, under Section 1211 of the Code, capital losses are generally deductible only against capital gains.  Individual taxpayers may, however, deduct up to an additional $3,000 per year in capital losses against ordinary income and carry forward unused capital losses to subsequent tax years.  In addition, as noted above, management believes that the loans Venture LLC acquires from Venture Inc. will be treated as investments rather than assets acquired in the course of a trade or business, and that the loans in Venture LLC’s loan portfolio will be classified as “non-business debts” under Section 166 of the Code.  As a result, if Venture LLC becomes entitled to any bad debt deduction on account of one or more worthless loans, such deduction generally will be a capital loss rather than an ordinary loss with respect to non-corporate shareholders. If, however, Venture LLC were found to be engaged in a trade or business for federal income tax purposes, Venture LLC’s loans generally would be treated as “business debts” with the result that bad debt deductions on account of one or more worthless loans generally would be ordinary losses rather than capital losses.

This proxy statement does not describe all the limitations on deductions that apply generally to investments under the Code, and shareholders should consult their own tax advisors with respect to such questions.

Tax-Exempt Members

Certain of the members of Venture LLC (“Tax-Exempt Members”) are exempt from federal income tax under Section 501(a) of the Code.  Such entities, however, are subject to tax on their unrelated business taxable income (“UBTI”).  In this regard, UBTI is generally defined in Section 512(a) to mean income derived from an unrelated trade or business regularly carried on by the exempt organization.  Management believes that Venture LLC will not be engaged in a trade or business for federal income tax purposes, and that the income and distributions derived by Tax-Exempt Members from their LLC Shares will not be considered UBTI provided the LLC Shares are not debt-financed property.  If Venture LLC were found to be engaged in a trade or business for federal income tax purposes, management anticipates that substantially all of its gross income will be of a character that will be excluded from UBTI (e.g., interest and capital gains).

Section 514 of the Code provides that a percentage of income derived from debt-financed property is considered UBTI.  The assets of Venture Inc. are currently unencumbered by indebtedness, and Venture LLC does not intend to borrow money or issue any debt for the purpose of acquiring additional investments, and will not incur any debt unless the managing member determines, in its reasonable judgment, based upon the advice of counsel, that such financing would not cause its assets to be debt-financed property.

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The above discussion of certain tax aspects does not attempt to comment on all tax matters that may affect Venture Inc., Venture LLC, or its members, as a result of the Liquidation Proposal.  As noted above, the discussion also does not consider various tax rules or limitations applicable to particular shareholders subject to special rules, including, among others, insurance companies, financial institutions or broker-dealers, foreign shareholders and, except as noted, tax exempt entities.  You should consult your own tax advisers with respect to the tax consequences of the liquidation proposal to you, particularly with respect to the application and effect of tax laws of any state or other jurisdiction in which you are subject to tax and the effect of tax laws other than income tax laws.

Valuation of the Assets to Be Distributed By Venture Inc. to Venture LLC

Determining the fair market value of the assets to be distributed by Venture Inc. to Venture LLC if the Liquidation Proposal is approved by the shareholder of Venture Inc. is necessary in order to determine the gain or loss to be recognized by Venture LLC, the shareholder of Venture Inc., and, therefore, the members of Venture LLC upon the Liquidation of Venture Inc.

In determining the fair market value of the assets to be distributed to Venture LLC by Venture Inc., management of Venture Inc. will base its determination upon the book value of the assets of Venture Inc., net of its liabilities, as of the effective date of the Liquidation, as determined for financial reporting purposes.  The policies that Venture Inc. has historically followed in valuing its assets for financial reporting purposes and that Venture Inc. will follow in determining the value of the assets of Venture Inc. for purposes of the Liquidation are summarized below.

Venture Inc. values its investments in loans at their original purchase price, less amortization of principal, unless, pursuant to procedures established by Venture Inc.’s Board of Directors, Venture Inc.’s Managers determine that amortized cost does not represent fair value.

Recommendation

The Board of Directors of Venture Inc. unanimously recommends that you vote FOR the Liquidation Proposal.

Vote Required

Adoption of the Plan of Liquidation of Venture Inc. requires the approval of the holders of at least two-thirds of the outstanding Shares of Venture Inc.  The Operating Agreement of Venture LLC grants the members pass-through voting rights, meaning that Venture LLC, as the sole shareholder of Venture Inc., may take no action as shareholder of Venture Inc. without first securing the approval of the members of Venture LLC, with the same vote required of the members as is required of the shareholder of Venture Inc.  Accordingly, approval of the Liquidation Proposal requires the prior approval of the holders of at least two-thirds of the outstanding LLC Shares of Venture LLC.

THE BDC TERMINATION PROPOSAL

What does the BDC Termination Proposal mean for me?

If the BDC Termination Proposal is approved, then Venture Inc. will revoke its election as a BDC under the 1940 Act and will no longer be subject to regulation as a BDC.  Venture LLC is not registered and will not register as a BDC under the 1940 Act, and therefore will not have a board of directors of which a majority are comprised of disinterested individuals.  The cost savings from not maintaining an independent board of directors and from not preparing and filing reports with the SEC (discussed below) should increase the cash available for distribution to the members of Venture LLC.

Why are we doing this?

Given our rapidly declining size and limited life cycle, we believe that the benefits we realize by the expenditures for disinterested directors and the filing of SEC periodic reports at the Venture Inc. level are outweighed by the costs.  The cost of complying with regulatory requirements has increased and is expected to further increase as a result of the implementation of the Sarbanes-Oxley Act.  As Venture LLC will exist solely for the purpose of an orderly liquidation of its assets and will not make any new investments, the protection afforded by the BDC regulatory requirements appear to the Board of Directors to be less important to our shareholder than maximizing their distributions from our remaining loan and securities portfolio.

Furthermore, as a BDC, Venture Inc. could qualify for favorable tax treatment, as a “regulated investment company,” under the Internal Revenue Code.  As Venture Inc. winds down its business, it is likely to fail to qualify for this favorable tax treatment, meaning that, upon such failure, the income of Venture Inc. would thereafter be taxed at a corporate level, even if such income is distributed to the shareholder of Venture Inc.  By distributing the remaining assets of Venture Inc. to Venture LLC as part of the Liquidation, the income from Venture Inc.’s assets should continue to be subject to only one level of income taxation, and the maintenance of BDC status for Venture Inc. for tax purposes will therefore no longer be necessary.

How would the BDC Termination work?

Immediately after the effectiveness of the Liquidation, Venture Inc. would file a notice with the SEC revoking its election of BDC status under the 1940 Act.

De-Registration as an Exchange Act Company.

Immediately after Venture Inc.’s revocation of its election as a BDC under the 1940 Act, Venture Inc. will de-register as a reporting company under the Exchange Act.  From and after the date of such de-registration, Venture Inc. will no longer be obligated to file periodic reports under the Exchange Act, will no longer be subject to the proxy rules promulgated by the SEC under the Exchange Act in the conduct of shareholder meetings or the solicitation of shareholder consents (other than certain antifraud rules), and the officers and controlling persons of Venture Inc. will not be subject to the insider reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act.

Because of the limited number of its members, Venture LLC will not be required to register under the Exchange Act, and therefore will not be subject to any of the foregoing reporting or short-swing profit recovery provisions of the Exchange Act.  Venture LLC will, however, provide its members with annual audited financial statements and quarterly unaudited financial statements, and will provide tax information to its members to enable them to report their share of the income, gain, or loss of Venture LLC.  The managing member of Venture LLC may seek to amend Venture LLC’s Operating Agreement to eliminate the requirement that it provide its members with annual audited financial statements as Venture LLC further winds down its business.  We anticipate additional cost savings from not being required to file periodic reports with the SEC under the Exchange Act.

How will Venture LLC be different from Venture Inc. as a BDC?

The management of Venture LLC will not be supervised by a board of directors composed of a majority of disinterested directors.  This independent oversight will no longer be in place for Venture LLC.  Because Venture LLC will not be a BDC, it will not be subject to restrictions on the type of investments it can make.  However, since the only activity to be undertaken by Venture LLC will be the liquidation of the assets distributed to it by Venture Inc. and its remaining assets, Venture LLC believes that the absence of such restrictions on investments will not be relevant to Venture LLC.

Regulatory Considerations.  The regulatory constraints that apply to the activities of Venture Inc., but that do not apply to the business of Venture LLC, include:

Restrictions on the types of investments Venture LLC may make;

Restrictions on Venture LLC’s ability to issue shares at a price below net asset value or to issue senior securities;

Restrictions on Venture LLC’s ability to enter into transactions with affiliates;

The requirement that a majority of Venture Inc.’s board of directors be comprised of disinterested directors, and requirements that the disinterested directors review and approve various policies and transactions;

The requirement that the disinterested directors annually approve the continuation of Venture Inc.’s management agreement with the Managers; and

Requirements that certain transactions, including the termination of a BDC’s status as a BDC and changes to fundamental investment policies, be approved by the BDC’s shareholder.

Management believes that, at this late stage in Venture Inc.’s life, the benefit to investors of these regulatory protections is outweighed by the cost of complying with the requirements of the 1940 Act.  The only business of Venture LLC will be to effect an orderly liquidation of its assets.  In light of this business objective, the board of directors of Venture Inc. believes that the regulatory protections of the 1940 Act are no longer necessary.

Venture Inc. has liquidated a significant portion of its assets and, as of September 30, 2005, had the following assets:

As of September 30, 2005 (unaudited) (millions)

Loans, at estimated fair value	$55.2 Million
Cash and other assets	4.6 Million
Total Assets:	$59.8 Million

As a BDC, Venture Inc. must meet a number of regulatory requirements, many of which entail expense for Venture Inc. For example, Venture Inc. must have a board of directors that includes a majority of independent directors, whose fees and expenses are paid by Venture Inc. and amounted to approximately $47,057 accrued for the year ended December 31, 2004, and $33,750 for the nine months ended September 30, 2005.  Venture Inc. is also required to file periodic reports with the SEC that include audited financial statements and its quarterly financial statements are subject to limited reviews by its auditors. For the twelve months ended December 31, 2004, Venture Inc. incurred approximately $112,255 in audit and review expenses.  With the passage of the Sarbanes-Oxley Act of 2002, Venture Inc. anticipates material increases in audit and review expenses were it to remain an SEC reporting company.

Management believes that, given Venture Inc.’s rapidly declining size, to continue to incur these expenses, and to devote management time to meeting Venture Inc.’s regulatory obligations under the 1940 Act, is unwarranted. If the shareholder of Venture Inc. approves the proposed reorganization, then we will cease to bear the expenses of an independent board of directors.  However, Venture LLC will have an Advisory Board, to initially consist of four disinterested members of the Board of Directors of Venture Inc., and management estimates that the cost of maintaining the Advisory Board will be $20,000 per year.

Recommendation

The Board of Directors of Venture Inc. unanimously recommends that you vote FOR the BDC Termination Proposal.

Vote Required

Adoption of the proposal to revoke Venture Inc.’s election as a BDC under the 1940 Act requires the approval of the holders of a majority of the outstanding Inc. Shares of Venture Inc.  The Operating Agreement of Venture LLC grants the members pass-through voting rights, meaning that Venture LLC, as the sole shareholder of Venture Inc., may take no action as shareholder of Venture Inc. without first securing the approval of the members of Venture LLC, with the same vote required of the members as is required of the shareholder of Venture Inc. Accordingly, approval of the BDC Termination

Proposal requires the prior approval of the holders of a majority-in-interest of the outstanding LLC Shares of Venture LLC.

EFFECT OF THE PROPOSALS ON THE MANAGEMENT OF
VENTURE INC.’S LOAN AND SECURITIES PORTFOLIO

Westech and Siguler Guff currently act as the Managers of Venture Inc., providing portfolio management and servicing and administrative services to Venture Inc. Westech and Siguler Guff own VLLI Capital, the managing member of Venture LLC, which provides similar services to Venture LLC.  If the proposals described herein are adopted, then the existing Management Agreement between Venture Inc. and the Managers would be terminated.  In such event, Westech and Siguler Guff would continue to provide the same portfolio management and servicing with respect to the assets distributed by Venture Inc. to Venture LLC that they now provide to Venture Inc. and Venture LLC.  The compensation payable by Venture LLC to VLLI Capital for such services will be the same as the aggregate compensation payable by Venture Inc. and Venture LLC to Westech, Siguler Guff, and VLLI Capital were Venture Inc. to remain in business until the final liquidation of its loan and securities portfolio.

The Existing Management Agreement

The existing Management Agreement between Venture Inc. and the Managers is dated as of May 19, 2000, and was approved by Venture Inc.’s shareholder on May 19, 2000.  It was last renewed by the Board of Directors of Venture Inc. on October 28, 2005 (including by the disinterested members of the Board) for a 12-month term.  The existing Management Agreement has not been amended since its initial approval by the shareholder of Venture Inc. in 2000.  If the proposals submitted to the shareholder of Venture Inc. herein are approved, then the existing Management Agreement will terminate, effective upon Venture Inc.’s dissolution.

Under the existing Management Agreement, Westech serves as the manager of Venture Inc., and Siguler Guff serves as adviser to Westech.  Westech and Siguler Guff are collectively referred to herein as the “Managers” of Venture Inc.  Subject to the supervision of Venture Inc.’s Board of Directors, Westech provides investment advice, portfolio management, and servicing of the loans and investments held in Venture Inc.’s portfolio, and administers Venture Inc.’s day-to-day affairs.  Siguler Guff advises Westech concerning the oversight of Venture Inc.’s administration and shareholder relations.  The services rendered by the Managers to Venture Inc. are not required to be exclusive; the existing Management Agreement does not limit or restrict the Managers or their directors, officers, or employees from engaging in other businesses, whether of a similar or dissimilar nature to the business of Venture Inc.

Under the existing Management Agreement, Venture Inc. is responsible for paying all expenses incurred by Venture Inc. in the conduct of its business, and to reimburse the Managers for any expenses incurred by them in the conduct of Venture Inc.’s business.  The Managers, however, are responsible for bearing certain internal expenses, including the costs of office space, equipment, and related overhead incurred in the conduct of Venture Inc.’s business, and the cost of providing Venture Inc. with such corporate, administrative, and clerical personnel (including officers and directors of Venture Inc. who are interested persons of the Managers and are acting in their respective capacities as officers and directors) as the Board of Directors of Venture Inc. reasonably deems necessary or advisable to perform the services required to be performed by the Managers to Venture Inc. under the existing Management Agreement.

Under the existing Management Agreement, Venture Inc. pays the Managers a management fee, computed and paid quarterly, at an annual rate of 2.5% of the amount of Venture Inc.’s total assets (including, in the calculation of total assets, assets acquired from borrowed funds), payable as of the last day of each fiscal quarter.

For the year ended December 31, 2004, and for the nine months ended September 30, 2005, Venture Inc. accrued and paid the following compensation to the Managers for services rendered by them to Venture Inc.:

Year Ended December 31, 2004
	Accrued	Paid
Management Fee	$2.9 million	$3.1 million
Nine Months Ended September 30, 2005
	Accrued	Paid
Management Fee	$1.3 million	$1.9 million

Accrued fees represent those fees determined under the accrual method of accounting under generally accepted accounting principles; the “paid” fees represent the fees actually paid by Venture Inc. to the Managers for the periods indicated; they are larger than the accrued fees because they represent the payment of fees accrued in prior periods where asset values were higher.

Venture Inc. has not directed and does not direct commissions to any affiliated broker, and neither Westech nor Siguler Guff has any relationship with, or derives any benefits from, any broker affiliated with Venture Inc., the Managers, or their affiliates.

Under the existing Management Agreement, the Managers are not liable for any error of judgment or mistake of law or for any loss suffered by Venture Inc. in connection with the performance by the Managers of their services under the existing Management Agreement, except for losses resulting from their willful misfeasance, bad faith, or gross negligence, or from reckless disregard by them of their obligations and duties under the existing Management Agreement.

The names, addresses and principal occupations of the principal executive officers and directors of the Managers, as of  September 30, 2005, are as follows:

Name and Address	Principal Occupation; Position with Venture Inc.
Ronald W. Swenson Westech Investment Advisors, Inc. 2010 N. First Street, Suite 310 San Jose, California 95131	Executive Officer and Director of Westech; Chairman of the Board and Chief Executive Officer of Venture Inc.
Salvador O. Gutierrez Westech Investment Advisors, Inc. 2010 N. First Street, Suite 310 San Jose, California 95131	Executive Officer and Director of Westech; President and Director of Venture Inc.
Martin D. Eng Westech Investment Advisors, Inc. 2010 First Street, Suite 310 San Jose, California 95131	Executive Officer of Westech; Chief Financial Officer, Treasurer, Chief Compliance Officer, and Secretary of Venture Inc.
Brian R. Best Westech Investment Advisors, Inc. 2010 N. First Street, Suite 310 San Jose, California 95131	Vice President of Westech; Vice President of Venture Inc.
Maurice C. Werdegar Westech Investment Advisors, Inc. 2010 N. First Street, Suite 310 San Jose, California 95131	Vice President of Westech; Vice President of Venture Inc.
Jay L. Cohan Westech Investment Advisors, Inc. 2010 N. First Street, Suite 310 San Jose, California 95131	Vice President of Westech; Vice President of Venture Inc.
George W. Siguler Siguler Guff Advisers, L.L.P. 825 Third Ave., 29th Floor New York, New York 10022	Managing Director, Siguler Guff; Advisory Director of Venture Inc.
Drew J. Guff Siguler Guff Advisers, L.L.P. 825 Third Ave., 29th Floor New York, New York 10022	Managing Director, Siguler Guff
Donald P. Spencer Siguler Guff Advisers, L.L.P. 825 Third Ave., 29th Floor New York, New York 10022	Managing Director, Siguler Guff

Ken Burns Siguler Guff Advisers, L.L.P. 825 Third Ave., 29th Floor New York, New York 10022	Managing Director, Siguler Guff

Messrs. Swenson and Gutierrez each own 50% of the outstanding voting securities of Westech.  Over 80% of the voting securities of Siguler Guff are beneficially owned, through holding companies, by George W. Siguler and Drew J. Guff, Managing Directors of Siguler Guff.  A portion of the holdings of Messrs. Siguler and Guff are held in trust for, or otherwise for the benefit of, their minor children.  The remainder of the voting securities of Siguler Guff are beneficially owned, through holding companies, by Donald P. Spencer and Ken Burns, Managing Directors of Siguler Guff.  A portion of the holdings of Messrs. Spencer and Burns are held for the benefit of their minor children.

Westech, one of the Managers, provides services comparable to those provided to Venture Inc. to one other investment company registered under the 1940 Act, Venture Lending & Leasing IV, Inc. (“Venture IV”), also a nondiversified, closed-end management investment company electing status as a business development company under the 1940 Act.  Venture IV pays to Westech a management fee of 2.5% of its total assets (for the first two years of operation, 2.5% of committed capital in lieu of 2.5% of total assets thereafter), pursuant to a formula identical to that set forth in the existing Management Agreement between Westech and Venture Inc.  At September 30 2005, Venture IV had total assets of approximately $212.3 million (on an unaudited basis).  Since entering into the management agreement with Venture IV, in May, 2004, Westech has not waived, reduced, or otherwise agreed to reduce their compensation under such management agreement.

The Managers provided services comparable to those provided to Venture Inc. to prior registered investment companies electing BDC status that have now liquidated – Venture Lending & Leasing, Inc. (“Venture I”) and Venture Lending & Leasing II, Inc. (“Venture II”).  The compensation payable by these two funds was similar to that payable by Venture Inc. and Venture LLC to the Managers.  Pursuant to reorganizations approved by their shareholders in September 2002 and August 2003, respectively, each of Venture I and Venture II was succeeded by a limited liability company organized to hold and supervise the winding up of their investment portfolios.  As of the date of their liquidations, Venture I had total assets of approximately $2.3 million and Venture II had total assets of approximately $28.6 million.  During the period of time that the Managers performed services for Venture I and Venture II, they did not waive, reduce, or otherwise agree to reduce their compensation under the management agreements with the two funds.

VLLI Capital’s Duties and Compensation as Managing Member of Venture LLC

Under the Operating Agreement of Venture LLC, dated as of May 19, 2000, as amended May 15, 2001 (the “Operating Agreement”), VLLI Capital, LLC, a Delaware limited liability company (“VLLI Capital”) serves as the managing member of Venture LLC.  As such, VLLI Capital supervises the management and administration of Venture LLC’s investments and provides administrative services to Venture LLC.  VLLI Capital is owned by Westech and Siguler Guff, and has delegated certain of its duties as managing member to Westech and to Siguler Guff.  For its services, VLLI Capital is paid a management fee, computed and paid quarterly, at an annual rate of 2.5% of the amount of Venture LLC’s total assets (including, in the calculation of total assets, assets acquired from borrowed funds), payable as of the last day of each fiscal quarter.  For purposes of this calculation, the total assets of Venture LLC do not include the Inc. Shares owned by Venture LLC in Venture Inc.

In addition to its management fee, VLLI Capital is entitled to a “Carried Interest” from Venture LLC, equal to 20% of the distributions attributable to the profits of Venture LLC and made by Venture LLC to its members from and after such time when the members have received from distributions made by Venture LLC an amount equal to 8% of their unreturned capital contributions, calculated daily, cumulated but not compounded (the “Preferred Return”).  Should the members of Venture LLC receive their Preferred Return, in full, then VLLI Capital would be entitled to its 20% Carried Interest from Venture LLC from distributions attribute to the profits of Venture LLC and made by Venture LLC thereafter.

Venture Inc. ceased making new loan commitments and investments as of May 19, 2004 and made its last funding under existing loan agreements on July 1, 2005.  Venture Inc. is now distributing to Venture LLC, its sole shareholder, all revenues, including revenues from principal repayments of loans, net of reserves and expenses and principal repayments of Venture Inc.’s borrowings.  Venture Inc. repaid its last indebtedness, in full, on September 26, 2005.

Under its Operating Agreement, Venture LLC’s term of existence continues until December 31, 2010, or such earlier time as it has liquidated its investments, paid its expenses, and distributed the net proceeds to its members.  The term of Venture LLC’s existence may be extended, on an annual basis, for up to three additional one-year periods, upon the decision of VLLI Capital, as managing member, with the consent of the Advisory Board to the managing member.

The allocation of expenses under the Operating Agreement of Venture LLC is similar to the allocation of expenses under the existing Management Agreement between the Managers and Venture Inc.:  Venture LLC is responsible for paying all expenses incurred by VLLI Capital in the conduct of Venture LLC’s business, and to reimburse VLLI Capital for any expenses incurred by it in the conduct of Venture LLC’s business. VLLI Capital, however, is responsible for bearing certain internal expenses, including the cost of office space, equipment, and related overhead incurred in the conduct of Venture LLC’s business, and the cost of providing Venture LLC with such corporate, administrative, and clerical personnel as VLLI Capital reasonably deems necessary or advisable to perform the services required to be performed by it under the Operating Agreement.

The existing Management Agreement between Venture Inc. and the Managers is subject to annual renewal by a vote of the Board of Directors of Venture Inc., including by vote of a majority of the disinterested members of the Board.  VLLI Capital’s tenure as managing member of Venture LLC, on the other hand, continues until dissolution of Venture LLC; provided, however, that VLLI Capital may be removed by vote of the members of Venture LLC holding two-thirds or more of the outstanding LLC Shares of Venture LLC, but only for “cause,” with cause defined to mean either (i) the conviction of a felony, or (ii) willful gross misconduct or willful gross neglect of its duties, which, in either case, has resulted in material economic harm to Venture LLC unless the managing member, in good faith, believed that its actions were in the best interest of Venture LLC.  VLLI Capital may resign as managing member at any time upon 60 days written notice to Venture LLC.  Upon VLLI Capital’s removal or resignation, a successor-in-interest may be appointed as managing member by the affirmative vote of a majority-in-interest of the members of Venture LLC.

VLLI Capital is also entitled to a “Post-Termination Interest” if its tenure as managing member is terminated, for any reason, whether by Venture LLC or by VLLI Capital, prior to the final distribution and liquidation of all of Venture LLC’s assets to its members.  The “Post-Termination Interest” is determined by a formula, which is designed to provide VLLI Capital with a termination interest in Venture LLC equivalent to the “Carried Interest” it would otherwise earn from the assets of Venture LLC existing as of the date of VLLI Capital’s termination as managing member.  VLLI’s Post-Termination Interest shall be deemed an ownership interest in Venture LLC, entitling VLLI Capital to share in future distributions made by Venture LLC to the extent thereof, in addition to the extent of the LLC Shares of Venture LLC then owned by the managing member.

Any amendment to the Operating Agreement of Venture LLC requires consent of the managing member, VLLI Capital, and a majority-in-interest of the members of Venture LLC.  Amendments are prohibited, without the consent of the affected member, that would increase the member’s obligation to make capital contributions to Venture LLC, impose upon that member liability for any debt or obligation of Venture LLC, or otherwise have a material adverse effect upon the member.  The managing member is granted the power to amend the Operating Agreement, without the consent of any member, to make ministerial changes to the Operating Agreement, to cure ambiguities or inconsistencies therein, to make changes required by changes in applicable Delaware law, or to prevent the company from being deemed an “investment company” subject to the provisions of the 1940 Act.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

As of October 31, 2005, there were 100,000 Shares of Common Stock of Venture Inc., $0.001 par value, issued and outstanding, all owned by Venture Inc.’s sole shareholder, Venture LLC.

Under Venture LLC’s Operating Agreement, Venture LLC may take no action as shareholder of Venture Inc. without first soliciting and/or taking instructions from the members of Venture LLC, to the same extent as if the members of Venture LLC were shareholder of Venture Inc., with ownership interests therein identical to their respective ownership of LLC Shares in Venture LLC.  Accordingly, for purposes of the table below, the respective ownership of LLC Shares by the members of Venture LLC is addressed as if such members owned an identical pro rata interest in the outstanding Inc. Shares of Venture Inc.  The table lists the beneficial ownership of Venture Inc.’s Inc. Shares, as of October 31, 2005, by each person who we know beneficially owns more than 5% of the outstanding LLC Shares of Venture LLC, by each executive officer and director of Venture Inc., and by all directors and executive officers as a group:

Name and Address of Certain Beneficial Owners and Management 1	Number of Inc. Shares Beneficially Owned 2	Percentage of Inc. Shares Outstanding 3
Leland Stanford University	11,053	11.053%
Saratoga Investments, L.P.	5,527	5.527
Northern Trust, as Custodian for San Antonio Fire and Police Pension Plan	5,527	5.527
Pfizer, Inc.	5,527	5.527
Pension Plan of Constellation Energy Group, Inc.	5,527	5.527
University of Notre Dame	5,527	5.527
Salvador O. Gutierrez	1,699	1.699
Scott C. Malpass 4	5,527	5.527
Louis W. Moelchert, Jr. 5	1,382	1.382
George W. Siguler	4,651	4.651
All directors and executive officers as a group (9 persons)	14,542	14.542

Other than Messrs. Gutierrez, Malpass, and Siguler, no director or executive officer of Venture Inc., by virtue of his or her ownership of outstanding LLC Shares of Venture LLC, beneficially owns in excess of 1% of the outstanding Inc. Shares of Venture Inc.

1

Each of the shareholders listed in this table may be contacted c/o Westech Investment Advisors, Inc., 2010 North First Street, Suite 310, San Jose, California 95131.

2

Represents the number of outstanding LLC Shares of Venture LLC owned by the named person.

3

Represents the percentage of outstanding LLC Shares of Venture LLC owned by the named person.

4

Mr. Malpass is an indirect beneficial owner of 5.527% of the Inc. Shares by virtue of the fact that he may   be deemed to beneficially own 5.527% of the LLC Shares in Venture LLC owned by University of Notre Dame, of which Mr. Malpass is Vice President and Chief Investment Officer.

5

Mr. Moelchert is an indirect beneficial owner of 1.382% of the Inc. Shares by virtue of the fact that he may be deemed to beneficially own 1.382% of the LLC Shares in Venture LLC owned by Private Advisors Private Equity Fund, LP, which is managed by Mr. Moelchert.

SUBMISSION OF SHAREHOLDER PROPOSALS

If the proposals described herein are approved by the shareholder at the meeting, then annual meetings of members will no longer be held, and Venture LLC will not be subject to the rules of the SEC governing the conduct of shareholder meetings or the solicitation of shareholder consents (other than certain antifraud rules), including the SEC’s Rule 14a-8 governing shareholder proposals.

If the proposals described herein are not approved by the shareholder at the meeting, then a shareholder wishing to submit proposals for inclusion in a proxy statement for Venture Inc.’s 2006 annual shareholder meeting should send their written proposals to the Secretary of Venture Inc. at 2010 North First Street, Suite 310, San Jose, California 95131.  To be included in the proxy statement for the 2006 annual shareholder meeting, proposals should be received prior to January 31, 2006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This proxy statement incorporates documents by reference which are not presented in or delivered with it.  This means that we can disclose certain information by referring our shareholder to certain documents.  These documents (other than the exhibits to such documents, unless specifically incorporated by reference) are available, without charge, upon written or oral request, directed to the Secretary of Westech, identified below.

The following documents, which have been filed by Venture Inc. with the SEC pursuant to the Exchange Act (file no. 814-00207) are incorporated in this proxy statement by reference and shall be deemed to be a part hereof:

(a)

Annual Report on Form 10-K for the year ended December 31, 2004;

(b)

Quarterly Reports on Form 10-Q for the quarters ended September 30, 2005, June 30, 2005, and March 31, 2005;

(c)

Current Report on Form 8-K filed on March 23, 2005;

(d)

The Company’s Registration Statement on Form 10, filed with the SEC on February 17, 2000, registering the Venture Inc.’s Common Stock, $0.001 par value, pursuant to Section 12(g) of the Exchange Act; and

(e)

All documents filed by Venture Inc. with SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the date of the special shareholder meeting.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is to be deemed to be incorporated by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

FURTHER INFORMATION

Questions concerning this proxy statement should be directed to Martin D. Eng, Chief Financial Officer and Secretary of Westech, at (408) 436-8577, extension 17, or by email to martine@westerntech.com.

Venture Inc. does not intend to present any other business at the meeting, nor is it aware of any shareholder that intends to do so.  If, however, any other matter is properly brought before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

By Order of the Board of Directors,

/S/ Ronald W. Swenson

Ronald W. Swenson

Chairman of the Board And

Chief Executive Officer

San Jose, California

November 29, 2005